Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

SIERRA INCOME CORPORATION,

as Seller

and

ALPINE FUNDING LLC,

as Purchaser

Dated as of July 23, 2014

-i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of July [    ], 2014 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between Sierra Income Corporation, a Maryland corporation as seller (in such capacity, the “Seller”) and Alpine Funding LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Effective Date, the Seller may, from time to time on each Purchase Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located and including all obligations of the Seller as lender to fund any Delayed Funding Term Loan conveyed by Seller to Purchaser) in and to the Portfolio Investments mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, SIC Advisors LLC, as portfolio manager (the “Portfolio Manager”), the Financing Providers from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent party thereto, the Collateral Administrator party thereto, and the Securities Intermediary party thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Portfolio Investment, which amount is attributable to the reimbursement of payment by or on behalf of the Purchaser of any Taxes, fee or other charge imposed by any Governmental Authority on such Portfolio Investment or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Portfolio Investments which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, (v) to the extent paid using amounts other than Interest Proceeds, Principal Proceeds and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Portfolio Investment pursuant to the related underlying instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Purchaser and occurring after the date of such sale).

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Seller to perform its obligations under this Agreement or any of the other Loan Documents, (b) the rights of or benefits available to the Purchaser under this Agreement or any of the other Loan Documents or (c) the value of the Transferred Assets.

“Purchase Date” means each Subsequent Conveyance Date, the date of the Initial Conveyance and the date of each Substitution.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Security” means:

(a) any underlying collateral securing a Portfolio Investment, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Conveyance date or Subsequent Conveyance Date (as applicable) and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Principal Collections or Interest Collections with respect to such Portfolio Investment and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Portfolio Investment, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Seller (other than Excluded Amounts) and all rights, remedies, powers, privileges and claims of the Seller thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Seller at law or in equity);

(e) all records with respect to such Collateral Obligation and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Repurchase Amount” means, for any Warranty Portfolio Investment for which a payment or substitution is being made pursuant to Section 6.1 as of any time of determination, the sum of (i) the greater of (a) an amount equal to the Purchase Price paid by the Borrower for such Portfolio Investment (excluding purchased accrued interest and original issue discount) less all Principal Proceeds received in connection with such Portfolio Investment since the date it was Conveyed hereunder and (b) the Market Value of such Portfolio Investment and (ii) any accrued and unpaid interest thereon since the last Distribution Date.

“Responsible Officer” means, with respect to the Seller or the Purchaser, its Chief Executive Officer, Chief Operating Officer, or any other officer or employee of the Seller or the Purchaser directly responsible for the administration or collection of the Portfolio Investments.

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means the Portfolio Investments and Related Security relating thereto Conveyed by the Seller to the Purchaser hereunder.

“Warranty Portfolio Investments” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms.All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Loan Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” means “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement and subject to the requirements of Section 1.03 of the Loan Agreement, on the Effective Date, the Seller agrees to Convey to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser agrees to purchase from the Seller (the “Initial Conveyance”) all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Portfolio Investment listed on Schedule A attached hereto, together with all other Related Security and all proceeds of the foregoing.

(b) In the event the Purchaser agrees (in accordance with and subject to the requirements of Section 1.03 of the Loan Agreement) from time to time after the Initial Conveyance, to acquire one or more additional Portfolio Investments (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to Schedule A identifying the Portfolio Investments proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Subsequent Conveyance Date (each such Conveyance being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Portfolio Investment then reported by the Seller on the Schedule A attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(d) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to breach of representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(e) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date (or within one Business Day after the Effective Date), at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(f) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Portfolio Investment hereunder, the Purchaser has no rights to or claim of benefit from any Portfolio Investment (or any interest therein) owned by the Seller.

(h) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets (other than Excluded Amounts).

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all actual and direct damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and disbursements for external counsel (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Assets due to the applicable obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith, fraud, reckless disregard or willful misconduct on the part of such Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes or (e) any punitive, indirect, consequential, special damages, lost profits or other similar damages.

SECTION 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.4 Delivery of Underlying Instruments. With respect to each Portfolio Investment Conveyed hereunder as part of the Transferred Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller will deliver or cause to be delivered to the Purchaser or will deliver, on behalf of the Purchaser, or cause to be delivered to the Collateral Agent each underlying instrument required to be delivered for such Portfolio Investment.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets Conveyed as of such date. The Purchase Price for any Portfolio Investment that consists of a Delayed Funding Term Loan shall take into account any unfunded commitments assumed by the Purchaser in connection with the acquisition thereof.

SECTION 3.2 Payment of Purchase Price. The Purchase Price for the Transferred Assets Conveyed shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Portfolio Investments to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Proceeds in the Collection Account to be applied towards the Purchase Price pursuant to Section 4.02 of the Loan Agreement and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, as specified by the Seller in the Purchase Notice.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a) Organization and Good Standing. The Seller is duly organized or incorporated, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b) Authorization. The execution, delivery and performance of this Agreement and each such other Loan Document to which it is a party, and the consummation of the transactions contemplated by the Loan Documents to which it is a party have been duly authorized by the Seller and this Agreement and each such other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally and general principles of equity regardless of whether applied in proceedings in equity or at law).

(c) Contravention. The execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of such transactions do not and will not conflict with the provisions of the Seller’s governing instruments and, except where such violation would not reasonably be expected to have a Material Adverse

Effect, will not violate any provisions of applicable law or regulation or any applicable order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected.

(d) Governmental Authorization. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and each such consent and authorization is in full force and effect except where such failure would not reasonably be expected to have a Material Adverse Effect.

(e) No Adverse Proceeding; Title. The Seller is not subject to any Adverse Proceeding. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law or any lien that will be released prior to or contemporaneously with the applicable Conveyance).

(f) Legal Compliance. (i) The Seller is in compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and with the USA PATRIOT Act and all other laws and regulations relating to money laundering and terrorist activities and (ii) except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, the Seller is in compliance with all other laws, regulations and all orders, writs, injunctions and decrees applicable to it or to its properties.

(g) Tax Status. The Seller has filed all tax returns required by law to have been filed by it in the required legal timeframe (if any); all such tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all taxes and governmental charges owing or required to be withheld by it (if any), except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books

(h) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

i. this Agreement creates a valid and continuing lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

ii. the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

iii. the Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law or any lien that will be released prior to or contemporaneously with the applicable Conveyance);

iv. the Seller has received all consents and approvals required by the terms of any Portfolio Investment to the sale and granting of a security interest in the Portfolio Investments hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland;

v. all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Purchaser or the Collateral Agent;

vi. none of the underlying promissory notes that constitute or evidence the Portfolio Investments has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

vii. with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Purchaser or, will be delivered to the Purchaser and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Purchaser or in blank by an effective Indorsement or has been registered in the name of the Purchaser upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Portfolio Investment shall be delivered as soon as they are reasonably available; and in the case of an Uncertificated Security, by (A) causing the Purchaser to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(i) Fair Consideration; No Avoidance for Portfolio Investment Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder.

(j) Adequate Capitalization; No Insolvency. As of the date of this Agreement it is, and after giving effect to any Conveyance it will be, solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(k) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(l) True and Complete Information. No report, financial statement, certificate or other information (other than pro-forma financial information, projections, forward-looking information, general economic data, industry information or information relating to third parties that are not Affiliates of the Seller or the Purchaser) furnished in writing by or on behalf of it or any of its Affiliates to the Purchaser in connection with the transactions contemplated by this Agreement and the negotiation of this Agreement or delivered hereunder or any other Loan Document (in each case as updated, modified or supplemented by other information so furnished) contains (or, to the extent any such information was furnished to the Seller by a third party, to the Seller’s knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Business Development Company. The Seller is a “closed end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC (and has qualified as a RIC for all taxable years ending on or after December 31, 2012) within the meaning of the Internal Revenue Code.

(n) Payment in Full. As of the date of Conveyance, the Seller has no actual knowledge of any fact which leads it to expect that any payments on any Transferred Asset will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (ii) the validity or enforceability of this Agreement or any of the other Loan Documents to which it is a party, or (iii) the Transferred Assets or the interests of the Seller therein.

(o) Transferred Assets. The information contained in Schedule A is true, correct and complete as of each such Purchase Date.

(p) No Fraud. Each Portfolio Investment Conveyed hereunder was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, the related obligor.

(q) Price of Portfolio Investments. The Purchase Price for each Portfolio Investment Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Portfolio Investment as of the time of Conveyance hereunder, as may have changed from the time the applicable Portfolio Investment was originally acquired by the Seller.

(r) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Portfolio Investment included in the Transferred Assets to remit all payments and collections with respect to such Portfolio Investment directly to the Collection Account.

(s) Collections. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Collection Account as required in the Loan Agreement. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Purchase Date.

(t) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its records, are located at 375 Park Avenue, 33rd Floor, New York, New York 10152, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(u) Eligibility. Each Transferred Asset, at the time of such Conveyance, meets all of the applicable Eligibility Criteria.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty is true in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement (or until the last date on which the Purchaser owns one or more Transferred Assets following the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Interest Proceeds and/or Principal Proceeds (if any) it receives to the Collection Account by the close of business on the second Business Day following the date such Interest Proceeds or Principal Proceeds, as applicable, are received by the Seller.

(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d) Taxes. The Seller shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon the Seller or upon the income, profits or property of the Seller; provided that the Seller shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

(e) ERISA. The Seller shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or have any liability with respect to any Plan. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on its interest, if any, in any Transferred Asset under Section 412 of the Internal Revenue Code or Section 303(K) or 4068 of ERISA.

(f) Liens. The Seller shall not create, incur, assume or permit to exist any lien on or with respect to any of its rights under any of the Loan Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law or any lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g) Change of Name. Etc. The Seller shall not change its name, or name under which it does business, in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Administrative Agent on behalf of the Seller or Purchaser) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(h) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets (which, with respect to any Related Security, shall only be to the extent of the Seller’s interest therein) Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(i) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Interest Proceeds, Principal Proceeds or other proceeds of any Portfolio Investments into the Collection Account.

(j) Nonconsolidation Opinion. The Seller shall not take any action contrary to the “Assumptions and Facts” section in the opinion of Dechert LLP, dated the date hereof, relating to certain nonconsolidation matters.

ARTICLE VI

WARRANTY LOANS, SUBSTITUTION AND DELAYED FUNDING TERM LOANS

SECTION 6.1 Warranty Portfolio Investments.

(a) The Seller agrees that, with respect to any Transferred Asset, in the event of a breach of any representation or warranty applicable to a Transferred Asset set forth in Section 4.1(e), Section 4.1(h), Section 4.1(i), Section 4.1(n), Section 4.1(p) or Section 4.1(u) on the Conveyance date or the Subsequent Conveyance Date, as applicable (each such Transferred Asset, a “Warranty Portfolio Investment”), no later than 10 days after the earlier of (x) actual knowledge of such breach on the part of the Seller or the Purchaser and (y) receipt by the Seller of written notice thereof, the Seller shall (if such breach has not been cured prior to the end of such 10 day period) either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Portfolio Investment(s) to which such breach relates or (b) subject to the satisfaction of the conditions set forth in the Loan Agreement, substitute for such Warranty Portfolio Investment(s) one or more Portfolio Investment that satisfies the Eligibility Criteria with an aggregate Market Value at least equal to the Repurchase Amount of the Warranty Portfolio Investment(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Portfolio Investment (and such Portfolio Investment shall cease to be a Warranty Portfolio Investment) if, on or before the expiration of such 10 day period, the representations and warranties in Section 4.1(e), Section 4.1(h), Section 4.1(i), Section 4.1(n), Section 4.1(p) or Section 4.1(u) with respect to such Warranty Portfolio Investment shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Portfolio Investment as if such Warranty Portfolio Investment had been Conveyed to the Purchaser on such day. For the avoidance of doubt, the breach of Section 4.1(h), Section 4.1(i), Section 4.1(n), Section 4.1(p) or Section 4.1(u) will not constitute an Event of Default if the Seller exercises its repurchase or substitution obligation hereunder.

SECTION 6.2 Substitutions. The Seller shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Purchaser, in their sole discretion, to substitute one or more Portfolio Investments (a “Substitute Portfolio Investment”) for a Portfolio Investment (each such act, a “Substitution”), in each case pursuant to and in accordance with the Loan Agreement. In no event shall the aggregate outstanding balance of Portfolio Investments subject to a Substitution exceed 20% of the aggregate Financing Commitments in effect during the Reinvestment Period.

SECTION 6.3 Delayed Funding Term Loans.

The Seller agrees that if, on any day following the six-month anniversary of the Purchase Date by the Seller to the Purchaser of a Delayed Funding Term Loan, the unfunded commitments with respect to such Delayed Funding Term Loan are not reduced to zero, the Seller shall within two (2) Business Days contribute cash to the Purchaser in an amount equal to the unfunded commitments then-remaining under such Delayed Funding Term Loan.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any other Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such date (or if specifically referring to an earlier date, such earlier date);

(b) All information (other than pro-forma financial information, projections, forward-looking information, general economic data, industry information or information relating to third parties that are not Affiliates of the Seller or the Purchaser) furnished in writing by or on behalf of the Seller or any of its Affiliates to the Purchaser shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the underlying instruments and the other Loan Documents to which it is a party as of such date; and

(d) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

Alpine Funding LLC
375 Park Avenue, 33rd Floor
New York, New York 10152
Attn: Richard T. Allorto, Jr.
Fax: 212-759-0098
Email: Rick.allorto@medleycapital.com

(b)	in the case of the Seller:

Sierra Income Corporation
375 Park Avenue, 33rd Floor
New York, New York 10152
Attn: Richard T. Allorto, Jr.
Fax: 212-759-0098
Email: Rick.allorto@medleycapital.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effectuate the purposes of this Agreement and the other Loan Documents.

(b) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.9 Non-Petition. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Purchaser or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the Secured Parties under the Loan Agreement. The Purchaser may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Purchaser shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 8.9 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted against the Purchaser by any Person other than a party hereto.

SECTION 8.10 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable underlying instruments. The Collateral Administrator will have possession of the related underlying instrument (including the underlying promissory notes, if any).

SECTION 8.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be express third-party beneficiaries of this Agreement.

SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents.

SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.14 OFAC. Seller shall not take any action that would cause the Purchaser to violate any Anti-Corruption Laws or otherwise to not be in compliance with applicable Sanctions. Without limiting the generality of the foregoing, the Seller, on behalf of the Purchaser, shall not (i) use the proceeds of any Advance under the Loan Agreement in any manner that would result in a violation of any applicable Anti-Corruption Laws or Sanctions and (ii) knowingly engage in any activity that would result in the Purchaser being designated as a Sanctioned Person.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Purchaser from time to time concerning or relating to bribery or corruption.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

SIERRA INCOME CORPORATION, as Seller

By:
Name:
Title:

ALPINE FUNDING LLC, as Purchaser

By: SIC Advisors LLC, its Designated Manager

By:
Name:
Title:

Schedule A

SCHEDULE OF PORTFOLIO INVESTMENTS

[see attached]

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	JPMorgan Chase Bank, National Association
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Ryan Hanks

Re:	Purchase Notice for Conveyance
Date of , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of July [    ], 2014 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between Alpine Funding LLC, as purchaser (the “Purchaser”), and Sierra Income Corporation, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser [as a sale for cash for a Purchase Price of $            ] [and] [as a capital contribution in the amount of $            ] on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Portfolio Investments listed on Schedule A hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this             day of             , 20    .

Very truly yours,

SIERRA INCOME CORPORATION

By:
Name:
Title:

Wire Instructions

Bank: ABA:

Account Name:

Account Number:

For further credit to account: